Exhibit 99.2 Unaudited category sales and unaudited customer transactions

                           DOLLAR GENERAL CORPORATION
                            UNAUDITED CATEGORY SALES
                        For the Five Week Calendar Period

                                                              --- For the Five Weeks Ended ---
                                Estimated Same-Stores      January 4, 2002       December 29, 2000
                                        % Chg                 Sales Mix              Sales Mix
                                        -----                 ---------              ---------
   Highly Consumable                     11%                     47%                    44%
   Hardware and Seasonal                 22%                     26%                    25%
   Basic Clothing                        -10%                    11%                    14%
   Home Products                         -1%                     15%                    17%
                                         ---                     ---                    ---
     TOTAL                               8.9%                   100%                   100%

   Hardlines                             12%                     85%                    83%
   Softlines                             -6%                     15%                    17%
                                         ---                     ---                    ---
     TOTAL                               8.9%                   100%                   100%




                           DOLLAR GENERAL CORPORATION
                         UNAUDITED CUSTOMER TRANSACTIONS
                                  Total-Stores
                         For the Five-Week Fiscal Period

                                               --- For the Five Weeks Ended ---
                                                            % Chg
Total Sales                                                 12.6%
Customer Transactions                                        15%
Average Customer Purchase                                    -2%